Exhibit 10.1

Execution Version

VOTING AGREEMENT dated as of June 2, 2015 (this “Agreement”), among Stock Building Supply Holdings, Inc., a Delaware corporation (“Sigma”), and the persons listed on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”) in their capacity as stockholders of Building Materials Holdings Corporation, a Delaware corporation (“Beta”).

WHEREAS Sigma and Beta have concurrently with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which, among other things, Beta will be merged with and into Sigma;

WHEREAS as of the date hereof each Stockholder is the beneficial owner with the power to vote the number of shares of BMHC Common Stock set forth opposite such Stockholder’s name on Schedule A (such shares of capital stock of Beta, the “Original Shares”, and together with any New Shares (as defined below), the “Subject Shares”); and

WHEREAS as a condition to its willingness to enter into the Merger Agreement, Sigma requires that the Stockholders enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, each party hereto agrees as follows:

SECTION 1. Representations and Warranties of Stockholder. Each Stockholder hereby, severally and on its own account with respect to such Stockholder’s Subject Shares and not jointly with the other Stockholders, represents and warrants to Sigma as follows:

(a) Organization; Authority; Execution and Delivery; Enforceability. (i) Such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement and the compliance by such Stockholder with the terms of this Agreement have been duly authorized by all necessary action on the part of such Stockholder and its governing body, members, stockholders and trustees, as applicable, and (iii) no other proceedings on the part of such Stockholder (or such Stockholder’s governing body, members, stockholders or trustees, as applicable) are necessary to authorize this Agreement, to consummate the transactions contemplated by this Agreement or to comply with the terms of this Agreement. Such Stockholder has all requisite corporate, company, partnership or other entity power and authority, as the case may be, to execute and deliver this Agreement (and each Person executing this Agreement on behalf of such Stockholder has full power, authority and capacity to execute and deliver this Agreement on behalf of such Stockholder and to thereby bind such Stockholder), to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Sigma, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) No Conflicts; Consents. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by such Stockholder with the terms of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, amendment, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, (i) any provision of any certificate of incorporation, bylaws, or trust or other organizational document of such Stockholder, (ii) any Contract to or by which such Stockholder is a party or bound or to or by which any of the properties or assets of such Stockholder (including such Stockholder’s Subject Shares) is bound or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to such Stockholder or to such Stockholder’s properties or assets (including such Stockholder’s Subject Shares) other than, in the case of clauses (ii) and (iii) of this paragraph, conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate will not (x) impair the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent, impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person (and with respect to trusts, any co-trustee or beneficiary) (“Consent”) is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement or the compliance by such Stockholder with the terms of this Agreement, except for (1) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (2) those Consents which have already been obtained.

(c) Ownership. Such Stockholder is the beneficial owner of the number of Original Shares set forth opposite such Stockholder’s name on Schedule A (as the same may be amended or supplemented in accordance with the terms hereof), and such Stockholder’s Original Shares constitute all of the shares of BMHC Common Stock beneficially owned and for which voting power is held by such Stockholder. Such Stockholder has good and marketable title, free and clear of any Liens, to those Original Shares of which such Stockholder is the record owner. Such Stockholder does not own, of record or beneficially, (i) any shares of capital stock of Beta other than the Original Shares or (ii) any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in Beta. Such Stockholder has the sole right to vote and Transfer such Stockholder’s Original Shares, and none of such Stockholder’s Original Shares are subject to any voting agreement, voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Stockholder’s Original

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Shares, except as set forth in Sections 3 and 4 of this Agreement or as would not otherwise restrict the transactions contemplated by this Agreement and the compliance by such Stockholder with the terms of this Agreement.

(d) Information. None of the information supplied or to be supplied about such Stockholder by such Stockholder for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy/Consent Solicitation Statement will, at the date it is first mailed to each of Beta’s stockholders and Sigma’s stockholders or at the time of the SBS Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) Legal Proceedings. There are no Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its assets, rights or properties, except, in each case, for those that, individually or in the aggregate, will not impair such Stockholder’s ability to perform its obligations under this Agreement. Neither such Stockholder nor any of its properties, rights or assets is or are subject to any Legal Restraint, except for those that, individually or in the aggregate, will not impair such Stockholder’s ability to perform its obligations under this Agreement.

(f) Finder’s Fees. Except as set forth in the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Sigma or Beta (or any of their Subsidiaries) in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

SECTION 2. Representations and Warranties of Sigma. Sigma hereby represents and warrants to the Stockholders as follows: Sigma has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. The execution and delivery of this Agreement by Sigma, the consummation by Sigma of the transactions contemplated by this Agreement and the compliance by Sigma with the terms of this Agreement have been duly authorized by all necessary action on the part of Sigma and no other corporate proceedings on the part of Sigma are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Sigma and, assuming due authorization, execution and delivery by each Stockholder, constitutes a valid and binding obligation of Sigma, enforceable against Sigma in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

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SECTION 3. Covenants of Stockholder. Each Stockholder hereby, severally and on its own account with respect to such Stockholder’s Subject Shares and not jointly with the other Stockholders, covenants and agrees during the term of this Agreement as follows:

(a) At any annual or special meeting of the stockholders of Beta called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any postponement or adjournment thereof, as permitted by the Merger Agreement, or in any other circumstances (including action by written consent) upon which a vote, adoption or other approval with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall (i) appear at such annual or special meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of such Stockholder’s Subject Shares (including by written consent) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

(b) Such Stockholder agrees to execute and deliver the BMHC Written Consent with respect to all of the Stockholder’ Subject Shares within two Business Days after the Form S-4 is declared effective under the Securities Act.

(c) At any annual or special meeting of the stockholders of Beta or at any postponement or adjournment thereof or in any other circumstances upon which a vote, adoption or other approval is sought (including action by written consent), such Stockholder shall vote (or cause to be voted), or execute a written consent or consents with respect to all of such Stockholder’s Subject Shares against each of the following: (i) any BMHC Acquisition Proposal or any agreement relating thereto, (ii) any amendment of the BMHC Certificate or the BMHC By-laws (other than pursuant to the Merger Agreement) or (iii) any other proposal, action, agreement or transaction which, in the case of clause (ii) or (iii), would reasonably be expected to (A) result in a breach of any covenant, agreement, obligation, representation or warranty of Beta contained in the Merger Agreement or of such Stockholder contained in this Agreement, (B) prevent, materially impede, interfere with, be inconsistent with, delay, discourage or adversely affect the consummation of the transactions contemplated by the Merger Agreement, or (C) change in any manner the voting rights of the BMHC Common Stock (the matters described in clauses (i), (ii) and (iii), collectively, the “Vote-Down Matters”).

(d) Such Stockholder shall not, and it shall direct its directors, officers and employees not to, directly or indirectly, (i) solicit, initiate, induce, or knowingly facilitate or encourage the submission or announcement of any BMHC Acquisition Proposal, or any inquiries, proposals or offers that may reasonably be expected to lead to a BMHC Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to Beta or any of its Subsidiaries or otherwise cooperate in any way with, assist or facilitate any Person (whether or not a Person making a BMHC Acquisition Proposal) with respect to, or cooperate in any way with any Person with respect to any BMHC Acquisition Proposal or any inquiry or proposal that may reasonably be expected to lead to a BMHC Acquisition Proposal, (iii) approve,

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recommend or declare advisable, or propose to approve, recommend or declare advisable any Acquisition Agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any BMHC Acquisition Proposal, or requiring, or reasonably expected to cause, Beta to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the Merger or any of the other transactions contemplated by the Merger Agreement or (iv) resolve, propose or agree to do any of the foregoing. Such Stockholder shall, and shall direct its directors, officers and employees to, immediately cease all existing discussions or negotiations by such Person with any Person conducted heretofore with respect to any BMHC Acquisition Proposal, or any inquiry or proposal that may reasonably be expected to lead to a BMHC Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 3(d) by any directors, officers or employees of such Stockholder shall constitute a breach of this Section 3(d) by such Stockholder. Notwithstanding anything to the contrary herein, (A) no Person who is a Director of Beta shall be restricted hereby from taking any action or omitting to take any action permitted or required of a Director under the Merger Agreement or applicable Law, and no Stockholder shall be deemed to be in breach of any provision hereof because of any such action or inaction and (B) such Stockholder may take any action permitted to be taken by a Representative of Beta pursuant to Section 5.03(c) of the Merger Agreement.

(e) Such Stockholder shall not, and shall not commit or agree to, directly or indirectly, (i) sell, transfer, pledge, encumber, exchange, assign, tender or otherwise dispose of (including by gift, merger or otherwise by operation of Law) (collectively, “Transfer”), or consent to or permit any Transfer of, any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of Beta, or enter into any Contract, option, call or other arrangement with respect to the Transfer (including any profit-sharing or other derivative arrangement) of any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of Beta, to any Person other than in accordance with the terms of this Agreement, unless prior to any such Transfer the transferee of such Stockholder’s Subject Shares is or concurrently becomes a party to this Agreement, or (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to any Subject Shares or rights to acquire any securities or equity interests of Beta, other than this Agreement.

(f) Notwithstanding the foregoing, each Stockholder may make (i) Transfers of Subject Shares (A) to any Affiliate, (B) by will or by operation of law or other Transfers to immediate family members, trusts for the benefit of such Stockholder or any immediate family member of such Stockholder or other Transfers for estate planning purposes, or upon the death of such Stockholder, or (C) in connection with bona fide gifts to charitable organizations or other gift Transfers, provided that, in each case described in clauses (A), (B) and/or (C) above, any such transferee shall agree in writing to be bound by this Agreement as a Stockholder prior to or concurrently with the consummation of any such Transfer, and (ii) with respect to such Stockholder’s BMHC Restricted Stock Units, if any, (A) that are exercised, vest or settle, as applicable, on or prior to the End Date, Transfers of Subject Shares to the Company in order to satisfy required withholding taxes applicable upon the exercise, vesting or settlement of such BMHC Restricted Stock

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Units or (B) that are forfeited on or prior to the End Date, Transfers of Subject Shares to Beta in connection with such forfeiture. Such Stockholder shall promptly notify Sigma of any such permitted Transfer and Schedule A shall be amended at the time of such notice to reflect such Transfer.

(g) Such Stockholder hereby agrees that, in the event (i) of any stock or extraordinary dividend or other distribution, stock split, reverse stock split, recapitalization, reclassification, reorganization, combination or other like change, of or affecting the Subject Shares or (ii) that such Stockholder purchases or otherwise acquires beneficial or record ownership of or an interest in, or acquires the right to vote or share in the voting of, any shares of capital stock of Beta, in each case after the execution of this Agreement (including by conversion, operation of Law or otherwise) (collectively, the “New Shares”), such Stockholder shall deliver promptly to Sigma written notice of such event which notice shall state the number of New Shares so acquired or received or over which such Stockholder obtained the right to vote. Such Stockholder agrees that any New Shares shall be subject to the terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein, and shall constitute Subject Shares to the same extent as if those New Shares were owned by such Stockholder on the date of this Agreement. Such Stockholder agrees that this Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of such Stockholder’s Subject Shares shall pass, whether by operation of Law or otherwise, including such Stockholder’s heirs, guardians, administrators or successors, and such Stockholder further agrees to take all actions necessary to effectuate the foregoing.

(h) Such Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger that it may at any time have under applicable Law, including Section 262 of the DGCL. Such Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Beta, Sigma or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

(i) At Sigma’s request, each Stockholder will cause the certificates representing such Stockholder’s Subject Shares to be marked with a legend, reasonably acceptable to Sigma, referencing this Agreement and the restrictions on Transfer contained herein.

SECTION 4. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Each Stockholder hereby irrevocably grants to, and appoints, Sigma and any other individual designated in writing by Sigma, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Stockholder, to vote during the

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term of this Agreement all of such Stockholder’s Subject Shares at any annual or special meeting of stockholders of Beta or any adjournment or postponement thereof and to act by written consent in lieu of any meeting of stockholders, (i) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement in accordance with the terms of Section 3(a) of this Agreement and (ii) against any Vote-Down Matter in accordance with the terms of Section 3(c) of this Agreement. The proxy granted in this Section 4 shall expire upon the termination of this Agreement. Each Stockholder agrees that immediately after execution of this Agreement, an executed copy of this Agreement shall be filed with the secretary of Beta.

(b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked during the term of this Agreement. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done during the term of this Agreement by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable during the term of this Agreement in accordance with the provisions of Section 212(e) of the DGCL.

SECTION 5. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Sigma may reasonably request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 4 of this Agreement.

SECTION 6. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto; provided, that Sigma may assign its rights, interests or obligations pursuant to this Agreement to any direct or indirect wholly owned Subsidiary of Sigma so long as Sigma continues to remain primarily liable for all of such rights, interests and obligations. Any purported assignment without such consent shall be void. Subject to the preceding sentences of this Section 6, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 7. Termination.

(a) This Agreement shall automatically terminate with respect to any Stockholder upon the earlier of (i) the date on which such Stockholder no longer beneficially owns any Shares, provided that such Stockholder has not Transferred any Subject Shares in

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violation of Section 3(e), provided further that such termination shall be effective solely with respect to such Stockholder and shall not otherwise affect the rights and obligations of the other parties to this Agreement, (ii) the date on which the BMHC Board makes a BMHC Recommendation Change, (iii) the termination of the Merger Agreement in accordance with its terms, (iv) the making of any amendment, waiver or extension under and in accordance with Section 9.02(a) of the Merger Agreement, that (A) reduces or changes the amount or form of consideration payable to such Stockholder, or increases or changes the amount or form of consideration payable by Sigma, Beta or the Surviving Corporation, pursuant to the Merger Agreement, (B) subjects such Stockholder to personal liability or (C) is materially adverse to such Stockholder, in each case with respect to this clause (iv) without the prior written consent of the Stockholders and (v) the Effective Time; provided, however, that this Section 7 and Section 8 shall survive any termination of this Agreement.

(b) Upon termination of this Agreement, all obligations of the parties under this Agreement will terminate and any proxies granted hereunder shall be deemed automatically revoked, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party from liability arising from any such party’s willful and material breach of this Agreement.

SECTION 8. General Provisions.

(a) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, when sent by confirmed facsimile, one Business Day after being sent by overnight courier service (providing written proof of delivery) or three Business Days after being mailed by certified or registered mail, return receipt requested, with postage prepaid, to Sigma in accordance with Section 9.03 of the Merger Agreement and to each Stockholder at its address set forth on Schedule A (or at such other address for a party hereto as shall be specified by notice given in accordance with this Section 8(a)).

(b) Interpretation. When a reference is made in this Agreement to a paragraph, a Section or a Schedule, such reference shall be to a paragraph of, a Section of or a Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as

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the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. For purposes of this Agreement, “willful and material breach” shall mean a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether breaching was the conscious object of the act or failure to act.

(c) Counterparts. This Agreement may be executed (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

(d) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any Person other than the parties hereto any rights (except the rights conferred upon those Persons specified as proxies in Section 4) or remedies.

(e) Governing Law; Consent to Jurisdiction; Venue.

(i) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under any applicable principles of conflicts of laws of the State of Delaware.

(ii) Each party hereto irrevocably agrees that it shall bring any action, suit or proceeding in respect of any claim arising out of, related to or based on this Agreement or the transactions contained in or contemplated hereby exclusively in the Chosen Courts and solely in connection with claims arising under, related to or based on this Agreement or the transactions contained in or contemplated hereby (A) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (B) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (C) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (D) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 8(a).

(f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other

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conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto or such party waives its rights under this Section 8(f) with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(g) Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 7, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(h) Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

(i) Amendments. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(j) No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Sigma any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to all of the Subject Shares shall remain vested in and belong to the applicable Stockholders and Sigma shall not have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of Beta or exercise any power or authority to direct such Person in the voting of any of the Subject Shares (except as otherwise specifically provided herein) or in the performance of any Stockholder’s duties or responsibilities as a shareholder of the Beta.

(k) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR

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OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(k).

(l) Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not such transactions are consummated.

(m) Publication. Each Stockholder (i) hereby consents to and authorizes the publication and disclosure by Beta and Sigma in any press release or in the Proxy/Consent Solicitation Statement, Form S-4 (including all documents and schedules filed with the SEC) or other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of Shares and the existence and terms of this Agreement and the other Ancillary Agreements, and (ii) hereby agrees to reasonably cooperate with Beta and Sigma in connection with such filings. As promptly as practicable, each Stockholder shall notify Beta and Sigma of any required corrections with respect to any information supplied by such Stockholder, if and to the extent such Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

(n) No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Notwithstanding the foregoing, this Section 8(n) shall in no way be deemed to limit (i) the liability or obligations of any party to the extent that such party is required to cause its Subsidiaries or controlled Affiliates, or to use reasonable efforts to cause its Representatives, to take any action or refrain from taking any action pursuant to this Agreement or (ii) any remedy or rights available to Sigma under the Merger Agreement.

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IN WITNESS WHEREOF, Stock Building Supply Holdings, Inc. has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholders have signed this Agreement, all as of the date first written above.

STOCK BUILDING SUPPLY HOLDINGS, INC.

by	/s/ Jeffrey G. Rea
	Name:	Jeffrey G. Rea
	Title:	President and Chief Executive Officer

[Sigma Signature Page to Voting Agreement]

STOCKHOLDER:

KINDEROAKS FAMILY LLC

By:	/s/ Peter C. Alexander
	Name:	Peter C. Alexander

[Stockholder Signature Page to Voting Agreement]

STOCKHOLDER:

PETER C. ALEXANDER REVOCABLE TRUST DATED AUGUST 8, 2014

By:	/s/ Peter C. Alexander
	Name:	Peter C. Alexander
	Title:	Trustee

[Signature Page to Voting Agreement]

STOCKHOLDER:

Paul Street

By:	/s/ Paul Street

[Signature Page to Voting Agreement]

STOCKHOLDER:

M.H. Davidson & Co.

By:	M.H. Davidson & Co. GP, L.L.C., its general partner

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

[Signature Page to Voting Agreement]

STOCKHOLDER:

Davidson Kempner Partners

By:	MHD Management Co., its general partner

By:	MHD Management Co. GP, L.L.C., its general partner

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

[Signature Page to Voting Agreement]

STOCKHOLDER:

Davidson Kempner Institutional Partners, L.P.

By:	Davidson Kempner Advisers Inc., its general partner

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Principal

[Signature Page to Voting Agreement]

STOCKHOLDER:

Davidson Kempner International, Ltd.

By:	Davidson Kempner Capital Management LP, its Investment Manager

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

[Signature Page to Voting Agreement]

STOCKHOLDER:

Davidson Kempner Long-Term Distressed Opportunities Fund LP

By:	Davidson Kempner Long-Term Distressed Opportunities GP LLC, its general partner

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

[Signature Page to Voting Agreement]

STOCKHOLDER:

Davidson Kempner Long-Term Distressed Opportunities International Master Fund LP

By:	Davidson Kempner Long-Term Distressed Opportunities GP LLC, its general partner

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

[Signature Page to Voting Agreement]

STOCKHOLDER:

Davidson Kempner Long-Term Distressed Opportunities Fund II LP

By:	Davidson Kempner Long-Term Distressed Opportunities GP II LLC, its general partner

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

[Signature Page to Voting Agreement]

STOCKHOLDER:

Davidson Kempner Long-Term Distressed Opportunities International Master Fund II LP

By:	Davidson Kempner Long-Term Distressed Opportunities GP II LLC, its general partner

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

[Signature Page to Voting Agreement]

STOCKHOLDER:

Davidson Kempner Distressed Opportunities Fund LP

By:	DK Group LLC, its general partner

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Managing Member

[Signature Page to Voting Agreement]

STOCKHOLDER:

Davidson Kempner Distressed Opportunities International Ltd.

By:	DK Management Partners LP, its Investment Manager

By:	/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Limited Partner

[Signature Page to Voting Agreement]

STOCKHOLDER:

MFP Partners, L.P.

By:	MFP Investors LLC, its general partner

By:	/s/ Timothy E. Ladin
	Name:	Timothy E. Ladin
	Title:	General Counsel and Vice President

[Signature Page to Voting Agreement]

STOCKHOLDER:

Ravenswood Investment Company, L.P.

By:	Ravenswood Management Company, LLC, its general partner

By:	/s/ Bob Robotti
	Name:	Bob Robotti
	Title:	Managing Member

[Signature Page to Voting Agreement]

STOCKHOLDER:

Ravenswood Investments III, L.P.

By:	Ravenswood Management Company, LLC, its general partner

By:	/s/ Bob Robotti
	Name:	Bob Robotti
	Title:	Managing Member

[Signature Page to Voting Agreement]

Schedule A

Stockholder	Number of Shares	Address

M.H. Davidson & Co.	139,098	520 Madison Avenue, 30th Floor New York, NY 10022

Davidson Kempner Partners	806,418	520 Madison Avenue, 30th Floor New York, NY 10022

Davidson Kempner Institutional Partners, L.P.	1,878,292	520 Madison Avenue, 30th Floor New York, NY 10022

Davidson Kempner International, Ltd.	2,040,175	520 Madison Avenue, 30th Floor New York, NY 10022

Davidson Kempner Long-Term Distressed Opportunities Fund LP	559,036	520 Madison Avenue, 30th Floor New York, NY 10022

Davidson Kempner Long-Term Distressed Opportunities International Master Fund LP	1,527,699	520 Madison Avenue, 30th Floor New York, NY 10022

Davidson Kempner Long-Term Distressed Opportunities Fund II LP	1,665,263	520 Madison Avenue, 30th Floor New York, NY 10022

Davidson Kempner Long-Term Distressed Opportunities International Master Fund II LP	2,820,898	520 Madison Avenue, 30th Floor New York, NY 10022

Davidson Kempner Distressed Opportunities Fund LP	3,353,117	520 Madison Avenue, 30th Floor New York, NY 10022

Davidson Kempner Distressed Opportunities International Ltd.	6,704,060	520 Madison Avenue, 30th Floor New York, NY 10022

Ravenswood Investment Company, L.P.	8,087,504	6 East 43rd Street, 23rd Floor New York, NY 10017

Ravenswood Investments III, L.P.	2,865,669	6 East 43rd Street, 23rd Floor New York, NY 10017

Stockholder	Number of Shares	Address

MFP Partners, L.P.	6,841,000	667 Madison Avenue, 25th Floor New York, NY 10065

Kinderoaks Family LLC	85,911	4387 Club Drive NE Atlanta, GA 30319

Peter Christian Alexander Revocable Trust dated August 8, 2014	962,425	4387 Club Drive NE Atlanta, GA 30319

Paul Street	1,003,000	360 Hearthstone Boise, ID 83712